 EXHIBIT (c)(1)

STRICTLY CONFIDENTIAL

Project Manhattan
Presentation to the Special Committee

All Numbers Preliminary and Subject to Change

Overview of Financial Projections

Consolidated1

617

569

502

443

405

383

683

753

861

1,017

1,250

157

132

106

72

75

69

175

198

160

233

336

0

200

400

600

800

1,000

1,200

1,400

2003

2004

2005

2006

2007

2008

2009

2010

2011

2012

2013

Revenue

EBITDA

Revenue Growth (%):

5.7

9.4

13.4

13.3

8.5

10.6

10.4

14.5

18.2

23.2

Source:   Management forecasts

Notes:

1  EBITDA excludes Restructuring and Related Charges (2003: ($0.9)mm, 2004: $3.7mm, 2005: $37.0mm and 2007: $50.0mm)

Bioproducts1

Health Care

383

395

435

484

549

604

664

730

803

883

971

100

98

94

121

157

189

215

242

273

306

343

0

200

400

600

800

1,000

1,200

2003

2004

2005

2006

2007

2008

2009

2010

2011

2012

2013

Revenue

EBITDA

Revenue Growth (%):

3.1

10.3

11.2

13.6

10.0

10.0

10.0

10.0

10.0

10.0

0

10

8

18

20

13

18

23

59

134

280

(32)

(23)

(22)

(16)

(26)

(32)

(40)

(44)

(113)

(73)

(7)

(150)

(100)

(50)

0

50

100

150

200

250

300

2003

2004

2005

2006

2007

2008

2009

2010

2011

2012

2013

Revenue

EBITDA

Revenue Growth (%):

nm

(24.3)

133.1

6.5

(31.5)

38.3

23.0

157.6

129.0

108.6

All Numbers Preliminary and Subject to Change	2

Summary Financials — Consolidated

	For the Fiscal Years Ending December 31,									CAGR 04 – 08	CAGR 08 – 13
($mm)	2002A	2003A	2004E	2005E	2006E	2007E	2008E		2013E
Revenues:
Product Revenue	329	362	384	426	473	539	593	—	1,175	11.4	14.7
Fees and Royalty Revenues	21	21	20	17	29	30	25	—	75	4.7	25.1
Total Revenues	350	383	405	443	502	569	617	—	1,250	11.1	15.2
Operating Expenses:
Costs of Products Sold	186	207	222	245	258	278	301	—	524
Research and Development	70	73	75	80	86	100	96	—	108
Sales, Marketing and Business Development	33	34	38	44	48	53	61	—	283
General and Administrative	35	34	40	36	37	41	45	—	52
Amortization	6	6	5	4	4	4	4	—	5
Restructuring and Related Charges	16	—	—	37	—	50	—	—	—
Other (Income) Expense	(3)	(2)	(8)	2	2	2	2	—	3
Total Operating Expenses	343	351	371	447	436	529	509	—	975
Operating Income	7	32	34	(4)	66	40	108	—	276	34.0	20.5
D&A	37	36	38	39	40	42	48	—	60
EBITDA[1]	60	69	75	72	106	132	157	—	336	20.3	16.5
Growth Rates and Margins:
Sales Growth	—	9.5	5.7	9.4	13.4	13.3	8.5	—	23.2
EBITDA Growth	—	13.8	10.4	(3.8)	46.9	24.3	19.1	—	44.1
Gross Margin	46.8	45.8	45.2	44.7	48.5	51.1	51.3	—	58.1
Operating Margin [1]	6.6	8.4	8.3	7.4	13.1	15.8	17.6	—	22.1
EBITDA Margin [1]	17.2	17.9	18.5	16.3	21.1	23.1	25.4	—	26.9

Project Picard
Revenue	350	383	409	435	485	539	593	—	1,116	9.7	13.5
EBITDA	60	69	68	66	77	80	88	—	315	6.7	29.1

Source:    Company Management

Notes:

1	Excludes Restructuring and Related Charges (2002A: $16mm, 2003A: ($0.9)mm, 2005E: $37.0mm and 2007E: $50.0mm) and $3.7mm of extraordinary G&A items in 2004E

All Numbers Preliminary and Subject to Change	3

Summary Financials—Gold Excluding Healthcare

	For the Fiscal Years Ending December 31,									CAGR 04 – 08	CAGR 08 – 13
($mm)	2002A	2003A	2004E	2005E	2006E	2007E	2008E		2013E
Revenues:
Product Revenue	329	362	384	426	473	539	593	—	955	11.4	10.0
Fees and Royalty Revenues	21	21	10	9	11	11	11	—	16	2.7	7.0
Total Revenues	350	383	395	435	484	549	604	—	971	11.2	9.9
Operating Expenses:
Cost of Products Sold	186	207	222	245	258	278	301	—	477
Research and Development	41	46	48	54	57	60	64	—	85
Sales, Marketing and Business Development	27	30	34	41	45	49	52	—	70
General and Administrative	31	31	37	34	35	38	39	—	46
Amortization	3	5	5	4	4	4	4	—	5
Restructuring and Related Charges	16	0	—	37	—	50	—	—	—
Other (Income) Expense	(3)	(2)	(8)	2	2	2	2	—	3
Total Operating Expenses	302	317	337	417	401	482	462	—	685
Operating Income	48	66	57	18	83	68	142	—	285	25.6	15.0
D&A	31	34	37	39	39	40	47	—	57
EBITDA[1]	96	100	98	94	121	157	189	—	343	17.9	12.6
Growth Rates and Margins:
Sales Growth		9.4	3.1	10.3	11.2	13.6	10.0	—	10.0
EBITDA Growth		4.4	(2.0)	(4.2)	29.4	29.9	20.0	—	12.0
Gross Margin	46.7	45.8	43.8	43.7	46.6	49.3	50.2	—	50.8
Operating Margin [1]	18.3	17.2	14.5	12.7	17.1	21.4	23.5	—	29.4
EBITDA Margin [1]	27.3	26.1	24.8	21.5	25.1	28.7	31.3	—	35.3
Project Picard
Revenue	350	383	398	434	478	531	580	—	916	9.9	9.6
EBITDA			92	108	130	150	158	—	274	14.5	11.6

Source:    Company Management

Notes:

1	Excludes Restructuring and Related Charges (2002A: $16mm, 2003A: ($0.9)mm, 2005E: $37.0mm and 2007E: $50.0mm) and $3.7mm of extraordinary G&A items in 2004E

All Numbers Preliminary and Subject to Change	4

Summary Financials—Healthcare

	For the Fiscal Years Ending December 31,									CAGR	CAGR
($mm)	2002A	2003A	2004E	2005E	2006E	2007E	2008E		2013E	04 – 08	08 – 13
Revenues:
Product Revenue	—	—	—	—	—	—	—	—	220	nm	nm
Fees and Royalty Revenues	—	—	10	8	18	20	13	—	60	6.5	34.9
Total Revenues	—	—	10	8	18	20	13	—	280	6.5	83.7
Operating Expenses:
Cost of Products Sold	—	—	—	—	—	—	—	—	46
Research and Development	29	27	27	26	29	40	33	—	23
Sales, Marketing and Business Development	6	3	3	3	3	4	9	—	213
General and Administrative	3	3	3	2	3	3	5	—	7
Amortization	2	1	—	—	—	—	—	—
Total Operating Expenses	41	34	34	30	35	47	47	—	289
Operating Income	(41)	(34)	(23)	(23)	(17)	(28)	(34)	—	(9)	nm	nm
D&A	2	1	0	1	1	2	1	—	3
EBITDA	(39)	(32)	(23)	(22)	(16)	(26)	(32)	—	(7)	nm	nm
Growth Rates and Margins:
Sales Growth	—	nm	nm	(24.3)	133.1	6.5	(31.5)	—	108.6
EBITDA Growth	—	nm	nm	nm	nm	66.5	24.0	—	nm
Gross Margin	nm	nm	nm	nm	nm	nm	nm	—	83.4
Operating Margin [1]	nm	nm	nm	nm	nm	nm	nm	—	nm
EBITDA Margin [1]	nm	nm	nm	nm	nm	nm	nm	—	nm

Project Picard
Revenue	—	—	11	1	7	9	12	—	200	nm	75.5
EBITDA	(39)	(32)	(24)	(42)	(52)	(70)	(71)	—	41	nm	nm

Source:  Company Management

All Numbers Preliminary and Subject to Change	5

Bio Products Revenues — Project Manhattan vs. Project Picard

Revenue ($000’s)	2004			2005			2006			2007
End Market	Manhattan	Picard	Difference	Manhattan	Picard	Difference	Manhattan	Picard	Difference	Manhattan	Picard	Difference
Cleaning	177,423	176,680	743	189,428	179,963	9,465	195,677	189,738	5,939	223,070	202,149	20,921
Grain Processing	101,393	102,586	(1,193)	117,036	107,445	9,591	134,542	113,910	20,632	142,511	117,739	24,772
Textiles	41,843	42,974	(1,131)	44,175	43,404	771	46,897	44,706	2,191	49,301	45,600	3,701
Food, Feed & Animal	62,127	64,890	(2,763)	73,590	77,152	(3,562)	88,230	99,046	(10,816)	105,956	122,095	(16,139)
Subtotal	382,786	387,130	(4,344)	424,229	407,964	16,265	465,346	447,400	17,946	520,838	487,583	33,255
Personal Care	—	216	(216)	—	7,550	(7,550)	5,000	11,050	(6,050)	15,000	20,900	(5,900)
Bio Mass	—	—	—	—	—	—	800	900	(100)	1,360	1,600	(240)
Subtotal	—	216	(216)	—	7,550	(7,550)	5,800	11,950	(6,150)	16,360	22,500	(6,140)
Other	1,646	—		1,775	—		1,775	—		1,775	—
Total	384,432	387,346	(4,560)	426,004	415,514	8,715	472,921	459,350	11,796	538,973	510,083	27,115

Growth Rate (%)	2005			2006			2007
End Market	Manhattan	Picard	Difference	Manhattan	Picard	Difference	Manhattan	Picard	Difference
Cleaning	6.8	1.9	4.9	3.3	5.4	(2.1)	14.0	6.5	7.5
Grain Processing	15.4	4.7	10.7	15.0	6.0	8.9	5.9	3.4	2.6
Textiles	5.6	1.0	4.6	6.2	3.0	3.2	5.1	2.0	3.1
Food, Feed & Animal	18.5	18.9	(0.4)	19.9	28.4	(8.5)	20.1	23.3	(3.2)
Subtotal	10.8	5.4	5.4	9.7	9.7	0.0	11.9	9.0	2.9
Personal Care	—	nm	nm	—	46.4	(46.4)	200.0	89.1	110.9
Bio Mass	—	—	—	—	—	—	70.0	77.8	(7.8)
Subtotal	—	nm	nm	—	58.3	(58.3)	182.1	88.3	93.8
Other	7.8	—	7.8	0.0	—	0.0	0.0	—	0.0
Total	10.8	7.3	3.5	11.0	10.5	0.5	14.0	11.0	2.9

2004 – 2007 Components of Compounded Annual Growth Rate (%)

	Currency		Price		Volume Mix		Overall
End-Market	Manhattan	Picard	Manhattan	Picard	Manhattan	Picard	Manhattan	Picard
Cleaning	1.1	—	(2.9)	(3.2)	9.8	8.1	7.9	4.8
Grain Processing	0.4	—	(1.4)	(3.9)	13.1	8.0	12.0	4.1
Textiles	0.8	—	(5.5)	(4.1)	10.3	6.1	5.6	2.0
Food, Feed & Animal	1.2	—	(0.8)	(1.5)	19.6	23.3	20.1	21.7

All Numbers Preliminary and Subject to Change	6

Valuation Matrix

		Current	Analysis at Various Prices
Share Price ($)		$15.92	$17.00	$18.00	$19.00	$20.00	$21.00	$22.00
Implied Premium to Current (%)		—	6.8	13.1	19.3	25.6	31.9	38.2
Equity Value ($mm)		989	1,063	1,134	1,204	1,275	1,345	1,416
Plus: Debt		63	63	63	63	63	63	63
Less: Cash		(168)	(168)	(168)	(168)	(168)	(168)	(168)
Plus: Preferred @ 25.0% Discount [1]		137	137	137	137	137	137	137
Enterprise Value ($mm)		1,021	1,095	1,166	1,236	1,307	1,377	1,448

Consolidated	Statistic ($mm)		Multiple (x)
EV/Revenue
2004E
Street	410	2.5	2.7	2.8	3.0	3.2	3.4	3.5
Management	405	2.5	2.7	2.9	3.1	3.2	3.4	3.6
Mgmt Excl. Healthcare	395	2.6	2.8	3.0	3.1	3.3	3.5	3.7
2005E
Street	415	2.5	2.6	2.8	3.0	3.1	3.3	3.5
Management	443	2.3	2.5	2.6	2.8	3.0	3.1	3.3
Mgmt Excl. Healthcare	435	2.3	2.5	2.7	2.8	3.0	3.2	3.3
EV/EBITDA
2004E
Street	78	13.1	14.1	15.0	15.9	16.8	17.7	18.6
Management[2]	75	13.6	14.6	15.6	16.5	17.4	18.4	19.3
Mgmt Excl. Healthcare[2]	98	10.4	11.2	11.9	12.6	13.3	14.1	14.8
2005E
Street	86	11.9	12.7	13.5	14.4	15.2	16.0	16.8
Management[3]	72	14.2	15.3	16.2	17.2	18.2	19.2	20.2
Mgmt Excl. Healthcare[3]	94	10.9	11.7	12.5	13.2	14.0	14.7	15.5
Price/EPS
2004E
Street	0.35	45.5	48.6	51.4	54.3	57.1	60.0	62.9
Management[2,4]	0.35	45.5	48.6	51.4	54.3	57.1	60.0	62.9
Mgmt Excl. Healthcare[2,4]	0.59	26.8	28.6	30.3	32.0	33.7	35.4	37.1
2005E
Street	0.45	35.4	37.8	40.0	42.2	44.4	46.7	48.9
Managements[3,4]	0.31	51.4	54.8	58.1	61.3	64.5	67.7	71.0
Mgmt Excl. Healthcare[3,4]	0.54	29.5	31.5	33.3	35.2	37.0	38.9	40.7

Source:    Management forecasts and Wall Street estimates

Notes:

1	Preferred of $182.5mm as of 9/30/04
2	Excludes $3.7mm of extraordinary G&A items in 2004E
3	Excludes $37.0mm Restructuring and Related Charges in 2005E
4	Assumes 37.0% tax rate for add-backs

All Numbers Preliminary and Subject to Change	7

Discounted Cash Flow Analysis — Gold Consolidated
As of 12/31/04

Current Business Plan – Equity Value per Share ($) [1]						Implied Perpetuity Growth Rate (%) – Based on Current Plan

		Discount Rate (%)						Discount Rate (%)
		11.0	12.0	13.0	14.0			11.0	12.0	13.0	14.0
Terminal EBITDA Multiple (x)	8.0	21.62	20.23	18.95	17.78	Terminal EBITDA Multiple (x)	8.0	4.1	5.0	5.9	6.9
	9.0	23.48	21.94	20.54	19.24		9.0	4.8	5.7	6.7	7.6
	10.0	25.34	23.66	22.12	20.70		10.0	5.4	6.3	7.3	8.2
	11.0	27.20	25.38	23.70	22.17		11.0	5.9	6.8	7.8	8.7
	12.0	29.06	27.09	25.29	23.63		12.0	6.3	7.2	8.2	9.2

Change in Value with a 1.0% Change in Revenue Growth/Year						Change in Value with a 1.0% Change in EBITDA Margin Each Year

		Discount Rate (%)						Discount Rate (%)
		11.0	12.0	13.0	14.0			11.0	12.0	13.0	14.0
Terminal EBITDA Multiple (x)	8.0	1.61	1.50	1.39	1.31	Terminal EBITDA Multiple (x)	8.0	1.01	0.95	0.89	0.84
	9.0	1.75	1.63	1.51	1.41		9.0	1.08	1.01	0.95	0.89
	10.0	1.89	1.76	1.63	1.52		10.0	1.14	1.07	1.01	0.95
	11.0	2.03	1.89	1.76	1.63		11.0	1.21	1.14	1.07	1.00
	12.0	2.18	2.02	1.87	1.74		12.0	1.28	1.20	1.12	1.06

Change in Value with a 1.0% Change in Perpetuity Growth Rate [2]

		Discount Rate (%)
		11.0	12.0	13.0	14.0
		4.47	2.92	2.01	1.45

Notes:

1	Assumes 25% discount on preferred stock
2	Based on 12% discount rate and 10.0x terminal EBITDA multiple (resulting in a 6.3% perpetuity growth rate)

All Numbers Preliminary and Subject to Change	8

Weighted Average Cost of Capital

Cost of Debt	(%)	WACC	(%)
Pre-tax Cost of Debt [1]	5.5	Target Debt/Equity	6.3
Assumed Marginal Tax Rate	20.0	Target Debt/Total Capital	5.9
After-tax Cost of Debt	4.4	Target Equity/Total Capital	94.1
		Cost of Capital (WACC)	11.4

Cost of Equity	(%)
Risk-Free Return [2]	4.2
Equity Risk Premium	7.6
Adjusted Industry Beta [3]	1.00
Cost of Equity	11.8

Notes:

1	Assumes 30 year bond yield for a BB credit
2	10-year US Treasury Coupon Bond yield
3	Bloomberg 2-year weekly beta

All Numbers Preliminary and Subject to Change	9